                                                                   EXHIBIT 10.36


                                ESCROW AGREEMENT

Escrow Agreement dated as of the effective date (the "Effective Date") set forth on schedule 1 attached hereto ("Schedule 1") by and among Ticketmaster (formerly known as Ticketmaster Online-Citysearch, Inc.) ("TM"), ARTISTdirect, Inc. ("AD") and JPMorgan Chase Bank, as escrow agent hereunder (the "Escrow Agent").

WHEREAS, AD has agreed to deposit in escrow certain funds and TM and AD wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. APPOINTMENT. TM and AD hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. ESCROW FUND. Simultaneous with the execution and delivery of this Escrow Agreement, AD is depositing with the Escrow Agent the sum indicated as the escrow deposit on Schedule 1 (the "Escrow Deposit"). The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the "Escrow Fund") as directed in Section 3.

3. INVESTMENT OF ESCROW FUND. During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investment indicated on Schedule 1 or such other investments as shall be directed in writing by AD, which other investments are permitted as set forth on
Schedule 1 and as shall be acceptable to the Escrow Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments will be executed through JPMorgan Fleming Asset Management (JPMFAM), in the investment management division of JPMorgan Chase. Subject to principles of best execution, transactions are effected on behalf of the Escrow Fund through broker-dealers selected by JPMFAM. In this regard, JPMFAM seeks to attain the best overall result for the Escrow Fund, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction. Periodic statements will be provided to TM and AD reflecting transactions executed on behalf of the Escrow Fund. TM and AD, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund. In the absence of investment instructions, the Escrow Agent shall invest the funds in a JPMorgan Chase Bank Trust Deposit Account.

4. DISPOSITION AND TERMINATION. The Escrow Agent shall deliver the applicable portions of the Escrow Fund to TM and/or AD upon, and pursuant to, the instructions outlined on Schedule 1 attached hereto. Upon delivery of the last portion of the Escrow Fund by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5. ESCROW AGENT. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's negligence or willful misconduct was the primary cause of any loss to TM or AD. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The

Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. SUCCESSION. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 20 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. If, after termination of the Escrow Agreement, the funds so withheld exceed the amounts actually due to the Escrow Agent, the Escrow Agent shall promptly pay the excess to the AD and/or TM pursuant to the terms hereof. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. FEES. TM agrees to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule I attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorneys' fees and expenses, incurred or made by it in connection with the preparation execution, delivery, performance, modification and/or termination of this Escrow Agreement.

8. INDEMNITY. TM and AD shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the reasonable fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from TM or AD, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder. Nothing in this Section 8 shall create any liability for AD to compensate or otherwise pay or reimburse the Escrow Agent for any amount that TM is obligated to pay pursuant to Section 7 above.

9. TINS. TM and AD each represent that its correct Taxpayer Identification Number ("TN") assigned by the Internal Revenue Service ("IRS") or any other taxing authority is set forth in Schedule 1. Upon execution of this Escrow Agreement, TM and AD shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include TM's and AD's, TIN, respectively. In addition, all interest or other income earned under the Escrow Agreement shall be allocated and/or paid as directed in Schedule 1 hereto or in a joint written direction of TM and AD and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by TM and AD. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

10. NOTICES. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

         (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

         (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

         (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

11. SECURITY PROCEDURES. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto ("Schedule 2"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by TM and AD to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

12. MISCELLANEOUS. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

                                       JPMORGAN CHASE BANK
                                       AS ESCROW AGENT

                                       By: /s/ ILLEGIBLE
                                          --------------------------------------


                                       TICKETMASTER

                                       By: /s/ BRADLEY K. SERWIN
                                          --------------------------------------


                                       ARTISTDIRECT, INC.

                                       By: /s/ JAMES B. CARROLL
                                          --------------------------------------

                                   SCHEDULE 1


EFFECTIVE DATE: MARCH 13, 2002

TM INFORMATION: TICKETMASTER (NOTE, NO SUFFIX TO THE LEGAL NAME)
TM Notice Address: 3701 Wilshire Blvd., Suite 900, Los Angeles, CA 90010, attention: General Counsel
TM TIN: 95-4546874

AD Information: ARTISTdirect, Inc.
AD Notice Address: 5670 Wilshire Boulevard, Suite 200, Los Angeles, California 90036
AD TIN: 95-4760230

Escrow Deposit: $*****


Investment:       [specify]

         [ ]      JPMorgan Chase Bank Money Market Account;

         [X]      A trust account with JPMorgan Chase Bank;

         [ ] A money market mutual fund, including without limitation the JPMorgan Fund or any other mutual fund for which the Escrow Agent or any affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates.

Fund

         [ ] Such other investments as TM, AD and Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by TM and AD and accepted by the Escrow Agent.

ESCROW AGENT NOTICE ADDRESS:        JPMorgan Chase Bank
                                    Institutional Trust Services
                                    450 West 33rd Street, 15th Floor
                                    New York, New York 10001
                                    Attention: Lakeesha Middleton
                                    Fax No.: (212) 946-3935
                                    Telephone No.: (212) 946-3390

ESCROW AGENT'S COMPENSATION: $5,000 per year without pro-ration for partial years. Initial fees are due at closing. Also there is a $25.00 per wire charge for wires in excess of 12 per year.

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*  Confidential Treatment Requested.

DISTRIBUTIONS FROM ESCROW:

The Escrow Agent shall not make any distribution from the Escrow Account unless
(a) such distribution is in accordance with one of the following three paragraphs or (b) the Escrow Agent is instructed to do so pursuant to (i) a Decision Maker's Ruling Notice executed by the arbitrator appointed pursuant to the Agreement, (ii) the order of a court of competent jurisdiction or (iii) a joint written instruction of AD and TM.

Subject to the conditions set forth below, on each of July 19, 2002, October 19, 2002, January 19, 2003 and April 30, 2003, the Escrow Agent will release from the Escrow Account to TM $***** (each such payment, an "Installment"). The manner of distribution of each Installment will be determined by written instructions from TM that need not be confirmed by AD; provided, however, that if AD shall deliver to the Escrow Agent a notice alleging that TM is in breach of that certain Agreement entered into as of the 19th day of July, 2000, by and between TM and AD, as amended by Amendment No. 1 thereto dated as of the 27th of February, 2002 (the "Agreement"), then the Escrow Agent shall not release any further funds from the Escrow Account until it is instructed to do so pursuant to (a) a Decision Maker's Ruling Notice executed by the arbitrator appointed pursuant to the Agreement, (b) the order of a court of competent jurisdiction or
(c) a joint written instruction of AD and TM.

In the event that TM shall deliver a notice to the Escrow Agent alleging that AD has terminated the Agreement prior to the end of the term thereof for reasons other than a material breach by TM and instructing the Escrow Agent to release the unreleased Installments to TM, the Escrow Agent shall forward a copy of said notice to AD and shall release the unreleased Installments to TM on the date (the "Release Date") five business (5) days following the date the Escrow Agent furnishes a copy of said notice to AD unless, prior to the Release Date, AD furnishes to the Escrow Agent a written notice attesting that AD has not terminated the Agreement prior to the end of the term thereof for reasons other than a material breach by TM, in which case the escrow agent shall not release any further funds from the Escrow Account, unless and until it is instructed to do so pursuant to (a) a Decision Maker's Ruling Notice executed by the arbitrator appointed pursuant to the Agreement, (b) the order of a court of competent jurisdiction or (c) a joint written instruction of AD and TM.

Concurrently with the release of the final amount to AD or TM in accordance with this Escrow Agreement, the Escrow Agent shall release to AD all accumulated interest and other earnings from the escrow account; provided, however, that TM shall be entitled to all interest and other earnings accumulated on any delayed payment from the Escrow Account during the applicable delay.




----------

*  Confidential Treatment Requested.

                                   SCHEDULE 2


                     TELEPHONE NUMBER(s) FOR CALL-BACKS AND
           PERSON(s) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to Ticketmaster:

             Name                                            Telephone Number
             ----                                            ----------------
1.       Bradley K. Serwin                                    (213) 639-8816

2.       Darryl Mikuni                                        (213) 639-6141

If to ARTISTdirect, Inc.:

             Name                                            Telephone Number
             ----                                            ----------------
1.       James B. Carroll                                     (323) 634-4022

2.       Thomas F. Fuelling                                   (323) 634-4018

Telephone call-backs shall be made to each of TM and AD if joint instructions are required pursuant to this Escrow Agreement.